Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Florida Business BancGroup, Inc. (the “Company”) on Form 10-QSB for the period ended March 31, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, A. Bronson Thayer, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.§ 1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: May 6, 2004	By:	/s/ A. Bronson Thayer

A. Bronson Thayer, Chairman and Chief Executive Officer